UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

 Pursuant to section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 6, 2008

KENNETH COLE PRODUCTIONS, INC.

 (Exact name of registrant as specified in its charter)

New York

1-13082

13-3131650

(State or other jurisdiction of

(Commission

(IRS Employer

incorporation)

File Number)

Identification No)

603 West 50th Street, New York, NY 10019

(Address of principal executive offices)(Zip code)

Registrant’s telephone number, including area code (212) 265-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition.

On May 6, 2008, Kenneth Cole Productions, Inc. (the “Company”) issued a press release announcing the Company’s results for the first quarter ended March 31, 2008.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

99.1 Press Release dated May 6, 2008

Limitation on Incorporation by Reference

In accordance with General Instructions B.2 on Form 8-K, the information in this report (including the exhibit) is furnished pursuant to Item 2.02 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities of that Section, unless we specifically incorporate it by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.  The filing of this Current Report on Form 8-K is not an admission as to the materiality of any information in this report that is required to be disclosed solely by Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kenneth Cole Productions, Inc.

Registrant

Dated:  May 7, 2008

By:      /s/ DAVID P. EDELMAN

Name: David P. Edelman

Title:   Chief Financial Officer

Exhibit Index

Description

Exhibit No.  99.1

Press Release dated May 6, 2008

Exhibit 99.1

Company Contact:	Investor Relations Contact:
David Edelman	James R. Palczynski
Chief Financial Officer	Principal
Kenneth Cole Productions, Inc.	Integrated Corporate Relations, Inc.
(212) 265-1500	(203) 682-8229

Kenneth Cole Productions, Inc. Reports 2008 First Quarter Results

-- Reports 1Q Revenues of $122.5 Million, EPS of $0.04, In-Line with Guidance--

-- Company Achieves Comparable Store Sales Increase of 3.4% --

New York, New York, May 6, 2008 / PR Newswire – Kenneth Cole Productions, Inc. (NYSE: KCP) today reported financial results for the quarter ended March 31, 2008.  The Company reported first quarter net revenues of $122.5 million and earnings per fully-diluted share of $0.04, both in line with its recent guidance.

Consumer Direct revenues for the quarter were $38.5 million, an increase of 4.3%, reflecting both a 3.4% comparable store sales gain and revenues associated with new stores.  Licensing revenues were up 4.4% to $9.9 million, despite the effect of the Company’s transition of men’s sportswear from a licensing model to a wholesale model.  The Company’s wholesale business, however, saw softness in the quarter with a revenue decline of 10.7% to $74.1 million.

The Company’s first quarter gross margin rose to 41.0% versus the year-ago rate of 40.6%, driven primarily by a shift in revenue mix toward Licensing and Consumer Direct.  SG&A, as a percentage of revenues, increased to 40.1% from 37.3% in the first quarter of 2007 due to increased marketing expenses associated with the launch of the Company’s 25th anniversary campaign, its continuing investment in men’s sportswear development, and deleveraging that resulted from the wholesale shipment decline.  The Company noted that, excluding the incremental marketing and sportswear expenses, it had reduced operating costs versus year-ago levels.

The Company's consolidated inventories decreased 2.1% to $45.8 million at March 31, 2008.  The Company noted that inventory aging had improved versus the prior year.  Consumer Direct inventories increased 8.6% to $23.8 million to accommodate same store sales increases and new stores, while Wholesale inventories decreased by 11.5% to $22.0 million.

The Company’s balance sheet remained strong at March 31, 2008 with cash and cash equivalents of $71.5 million versus $92.2 million a year ago.  The Company noted that the decrease in cash reflected approximately $26 million used for stock repurchase as well as $13 million used to date in the acquisition of Le Tigre.  The Company continues to have no long-term debt.

The Company noted that the soft wholesale business trend will likely result in lower shipments and reduced margins in the second quarter.  To reflect this, the Company expects second quarter net revenues in the range of $108 million to $113 million and a loss per share of between $(0.11) and $(0.13).

During the first quarter the Company repurchased 413,000 shares of its common stock.  It also noted that it is authorized to buyback up to 4.3 million additional shares and expects to continue to execute against its repurchase program during the second quarter.

 The Company also announced today that its board of directors had approved a quarterly dividend of $0.09 per share.  The dividend is payable on June 12, 2008 to shareholders of record as of May 22, 2008.

Chairman Kenneth Cole said, "Although we met our guidance for the first quarter, we are not satisfied with our current financial performance or near-term outlook.  We believe, however, that a combination of continued progress in our Consumer Direct and Licensing businesses, overall expense reduction, and improved merchandising and marketing for our Wholesale business will result in our return to profitability in the second half of the year.  I am happy to welcome Jill Granoff, our new Chief Executive Officer, to work with me and our talented management team to drive improved performance.”

About Kenneth Cole Productions, Inc.

Kenneth Cole Productions, Inc. designs, sources, and markets a broad range of footwear, handbags, and accessories under the brand names Kenneth Cole New York; Kenneth Cole Reaction; Unlisted, a Kenneth Cole Production; and Tribeca, a Kenneth Cole Production, as well as footwear under the proprietary trademarks Gentle Souls and Le Tigre and under the licensed trademark Bongo.

The Company has also granted a wide variety of third party licenses for the production of men's, women's and children's apparel as well as fragrances, timepieces, eyewear, and several other accessory categories.  The Company's products are distributed through department stores, better specialty stores, and company-owned retail stores as well as direct-to-consumer catalogs and e-commerce.  Further information can be found at http://www.kennethcole.com.

Forward Looking Statement Disclosure

The statements contained in this release, which are not historical facts, may be deemed to constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Actual future results might differ materially from those projected in such statements due to a number of risks and uncertainties, including but not limited to, demand and competition for the Company's products, the ability to enter into new product license agreements or to renew or replace existing product licensee agreements, changes in consumer preferences or fashion trends, delays in anticipated store openings, and changes in the Company's relationships with retailers, licensees, vendors and other resources. The forward looking statements contained herein are also subject to other risks and uncertainties that are described in the Company's reports and registration statements filed with the Securities and Exchange Commission.

Kenneth Cole Productions, Inc.

Unaudited

Quarter Ended

(In thousands, except

per and outstanding

share amounts)

	3/31/08	3/31/07

Net sales	$ 112,615	$ 119,868

Licensing and other revenue	9,882	9,470

Net revenue	$ 122,497	$ 129,338

Gross profit	50,227	52,554

Selling gen’l & administrative	49,115	48,221

Operating income	1,112	4,333

Interest income, net	294	1,261

Income before taxes	1,406	5,594

Income tax expense	599	2,154

Net income	$807	$ 3,440

Net income per share: Basic	$ .04	$ .17

Net income per share: Diluted	$ .04	$ .17

Average shares outstanding: Basic	19,325,000	20,079,000

Average shares outstanding: Diluted	19,527,000	20,393,000

Balance Sheet Data:	3/31/08	3/31/07
Cash & Cash Equivalents	$71,538	$92,192
Due from Factor/Accounts Receivable	60,379	65,635
Inventory	45,778	46,736
Total Assets	342,308	363,354
Working Capital	133,505	175,030
Accounts Payable & Accrued Expenses	35,039	29,723
Long-term Debt	0	0
Total Shareholders’ Equity	234,809	262,167

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